EVERY SHAREHOLDER`S VOTE IS IMPORTANT!

VOTE THIS PROXY CARD TODAY!

THREE CONVENIENT WAYS TO VOTE YOUR PROXY.

You can vote your proxies over the Internet, by telephone or by fax — it`s easy and confidential.

INTERNET, TELEPHONE AND FAX VOTING ARE AVAILABLE 24 HOURS A DAY, SEVEN DAYS A WEEK.

If you are voting by Internet, telephone or fax, you should NOT mail your proxy card.

Vote by Internet:

Read the proxy statement and have your proxy card available.

Go to [ ] and follow the on screen directions.

Vote by Telephone:

Read the proxy statement and have your proxy card available.

When you are ready to vote, call toll free 1-__-__-__.

Follow the recorded instructions provided to cast your vote.

Vote by Fax:

Fax your executed proxy to us toll free at 1-__-__-__ anytime.

If you have any questions or concerns, please call 1-___-___-____ from [9:00 a.m. to 11:00 p.m.] Central Time Monday through Friday, and Saturdays from [12:00 to 6:00 p.m.]

You may receive additional proxies for other accounts. These are not duplicates; you should sign and return each proxy in order for your votes to be counted.

Please detach at perforation before mailing.

[Preferred Group Logo] PROXY

PREFERRED _________ FUND

SPECIAL MEETING OF SHAREHOLDERS to be held June 9, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES The signers of this proxy hereby appoint each of David L. Bomberger, Fred L. Kaufman and Matthew J. Patterson as proxies of the signers, with full power of substitution, to vote all shares at the Special Meeting of Shareholders to be held at 411 Hamilton Boulevard, Peoria, Illinois, on June 9, 2006 and at any adjournments, as specified herein and in accordance with their best judgment, on any other business that may properly come before the meeting.

Your vote is important, no matter how many shares you own. Please vote on the reverse side of this proxy card and sign in the space(s) provided. Return your completed proxy card in order for your votes to be counted.

VOTE VIA THE INTERNET: []

VOTE VIA THE TELEPHONE: 1-___-___-____

Note: Please sign exactly as name or names appear hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Shareholder sign here ________________

Co-owner sign here ________________

Date________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDER`S VOTE IS IMPORTANT!

VOTE THIS PROXY CARD TODAY!

Please detach at perforation before mailing.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW AND, ABSENT DIRECTION, WILL BE

VOTED FOR THE PROPOSAL LISTED BELOW. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER`S BEST JUDGMENT

AS TO ANY OTHER MATTER.

THE TRUSTEES RECOMMEND A VOTE FOR THE PROPOSAL:

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: __

1. Proposal to approve an Agreement and Plan of Reorganization with respect of Preferred ___________________ Fund by T. Rowe ________________ Fund.

FOR ____ AGAINST ____ ABSTAIN ____

MARK BOX AT RIGHT FOR ADDRESS CHANGE AND NOTE NEW ADDRESS BELOW. [ ]

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